Exhibit 32.3
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Amendment No. 1 to the Annual Report on Form 10-K/A of Velodyne Lidar, Inc., a Delaware corporation (the “Company”) for the fiscal year ended December 31, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Form 10-K/A”), I, Anand Gopalan, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(i) the Form 10-K/A fully complies, in all material respects, with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Form 10-K/A fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:	April 30, 2021	/s/ Anand Gopalan

Anand Gopalan
Chief Executive Officer and Director (Principal Executive Officer)